Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX FOLEY.COM CLIENT/MATTER NUMBER 134597-0107

October 3, 2023

Gaia, Inc.
833 West South Boulder Road
Louisville, CO 80027

Ladies and Gentlemen:

We have acted as counsel to Gaia, Inc., a Colorado corporation (the “Company”), in connection with offering by the Company of up to 2,133,250 shares of Class A Common Stock, par value $.0001 per share, of the Company (the “Shares”), pursuant to (i) the Company’s Registration Statement on Form S-3 (File No. 333-255734), filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2021, as amended, and declared effective on May 25, 2021 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement, dated October 2, 2023 (the “Preliminary Prospectus”), and the final prospectus supplement, dated October 3, 2023 (the “Final Prospectus”, together with the Base Prospectus and the Preliminary Prospectus, the “Prospectus”), and (ii) an Underwriting Agreement, dated October 2, 2023 (the “Underwriting Agreement”), between the Company and Lake Street Capital Markets, LLC, as underwriter (the “Underwriter”).

As counsel to the Company, we have examined: (i) the Underwriting Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Amended and Restated Articles of Incorporation of the Company, as amended, (iv) the Amended and Restated Bylaws of the Company, as amended, and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Underwriting Agreement and the execution and delivery of the Underwriting Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all electronic and manual signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinion expressed herein is limited in all respects to the laws of Colorado, including all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.

Based upon, subject to and limited by the foregoing, we are of the opinion that upon the issuance and sale of the Shares pursuant to the terms of the Underwriting Agreement and the receipt by the Company of the consideration for the Shares pursuant to the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid, and nonassessable.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Lake Street Capital Markets, LLC
October 3, 2023

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP